                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-90366

           AMERICAN BUSINESS FINANCIAL SERVICES, INC. INVESTMENT NOTES

                                 RATE SUPPLEMENT

RENEWALS ONLY

                              PROSPECTUS SUPPLEMENT
                                 DATED 4/11/03

                                                                                            BONUS ANNUAL
      TERM                    RATE        ANNUAL YIELD*        BONUS      BONUS RATE           YIELD*
      ----                    ----        -------------        -----      ----------        ------------
    3-5 mos.**                4.00%           4.08%             N/A           N/A               N/A
    6-11 mos.**               4.10%           4.18%             N/A           N/A               N/A
   12-17 mos.                 5.40%           5.56%             N/A           N/A               N/A
   18-23 mos.                 5.60%           5.77%             N/A           N/A               N/A
   24-29 mos.                 7.70%           8.00%             N/A           N/A               N/A
   30-47 mos.                 8.10%           8.41%            .50%          8.60%             9.00%
   48-119 mos.                8.75%           9.14%             N/A           N/A               N/A
     120 mos.                 8.85%           9.27%             N/A           N/A               N/A


                Minimum Investment for Investment Notes is $1,000

     This bonus rate applies only to the reinvestment of all or a portion of the principal and/or interest due upon maturity of existing notes. The rates for the Notes included in this Rate Supplement are available from April 11, 2003 through June 5, 2003.

  AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI)

An offer can only be made by the Prospectus dated October 3, 2002, delivered in conjunction with this Rate Supplement dated April 11, 2003. See "Risk Factors" for a discussion of certain factors which should be considered in connection with an investment in the Notes.

*The Effective Annual Yield assumes all interest reinvested daily at the stated rate.
**These terms are available only to renewals for the same term as the original investment.

You may obtain an additional copy of the Prospectus dated October 3, 2002 free of charge from American Business Financial Services, Inc. by calling (800) 776-4001.

           Investment Notes represent obligations of ABFS and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.


     (LOGO) AMERICAN BUSINESS                    For information,
            FINANCIAL SERVICES, INC.           call 1-800-776-4001

BalaPointe Office Centre   111 Presidential Boulevard    Bala Cynwyd, PA 19004
                               www.ABFSonline.com

                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-90366

           AMERICAN BUSINESS FINANCIAL SERVICES, INC. INVESTMENT NOTES

                                 RATE SUPPLEMENT


                              PROSPECTUS SUPPLEMENT
                                 DATED 5/1/03

                                                                             BONUS          BONUS ANNUAL
     TERM                     RATE        ANNUAL YIELD*        BONUS         RATE**            YIELD*
     ----                     ----        -------------        -----         ------         -------------
   12-17 mos.                 5.40%           5.56%             N/A           N/A               N/A
   18-23 mos.                 5.60%           5.77%             N/A           N/A               N/A
   24-29 mos.                 7.70%           8.00%             N/A           N/A               N/A
   30-47 mos.                 8.10%           8.41%            .50%          8.60%             9.00%
   48-119 mos.                8.75%           9.14%             N/A           N/A               N/A
    120 mos.                  8.85%           9.27%             N/A           N/A               N/A


                Minimum Investment for Investment Notes is $1,000

     **This bonus rate is available only for 30 - 47 month term investments.

AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI)

An offer can only be made by the Prospectus dated October 3, 2002, delivered in conjunction with this Rate Supplement dated May 1, 2003. See "Risk Factors" for a discussion of certain factors which should be considered in connection with an investment in the Notes.

*The Effective Annual Yield assumes all interest reinvested daily at the stated rate. The rates for the Investments are available from May 1, 2003 through June 5, 2003.

You may obtain an additional copy of the Prospectus dated October 3, 2002 free of charge from American Business Financial Services, Inc. by calling (800) 776-4001.

           Investment Notes represent obligations of ABFS and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.


       (LOGO) AMERICAN BUSINESS                    For information,
              FINANCIAL SERVICES, INC.           call 1-800-776-4001

BalaPointe Office Centre   111 Presidential Boulevard    Bala Cynwyd, PA 19004
                               www.ABFSonline.com